UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13
or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2008

Watson Wyatt Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-16159

Delaware	52-2211537
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

901 N. Glebe Road
Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

(703) 258-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           Watson Wyatt Worldwide, Inc. (“Watson Wyatt”) announced today that Roger Millay, age 50, has been named chief financial officer effective August 18, 2008.

From September 2006, Mr. Millay, a certified public accountant, served as senior executive vice president of Discovery Communications, LLC, a non-fiction global media company with operations in over 170 countries and territories, with over 1.5 billion cumulative subscribers. Mr. Millay also served as chief financial officer and senior vice president of Airgas, Inc., the largest distributor of industrial, medical and specialty gases and the third largest distributor of safety supplies in the United States from November 1999 until 2006. Mr. Millay has over 25 years of experience in financial officer positions, including roles at Arthur Young & Company, Citigroup and GE Capital.

Mr. Millay’s annual compensation will include an annual base salary of $550,000; participation in Watson Wyatt’s discretionary fiscal year-end bonus program where he will be eligible to receive a targeted bonus of 62.5% of his base annual salary, of which 75% will be paid in cash and 25% will be deferred as restricted stock units; and at the discretion of the Compensation Committee of the Board of Directors, he may also receive a grant of performance shares each fiscal year under Watson Wyatt’s Performance Share Bonus Incentive (SBI) Program.

Beginning with fiscal year 2009, Mr. Millay will be eligible to participate in the SBI Program. According to the terms of the SBI Program, performance shares vest between zero and 170 percent, with a threshold vesting level set at 30 percent of target, based on the extent to which financial and/or strategic metrics are achieved over the three-year cliff vesting period. Also, under the terms of his appointment as chief financial officer with Watson Wyatt, in the event of an involuntary termination for anything other than cause during the first 12 months of employment, Watson Wyatt will pay Mr. Millay severance equal to his annual base salary.

This Form 8-K incorporates by reference the press release announcing Mr. Millay’s appointment as chief financial officer, filed as Exhibit 99.1 hereto.

Item 9.01               Financial Statements and Exhibits

(c) Exhibits.          The following exhibit is furnished with this report:

99.1	Press Release dated July 21, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATSON WYATT WORLDWIDE,
INC.

Date: July 21, 2008	/s/ Walter W. Bardenwerper
Walter W. Bardenwerper
Vice President and General Counsel